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                                                                    EXHIBIT 99.4

              INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT
                              FROM BENEFICIAL OWNER
                                       FOR
                    11.75% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                         AMERICAN GREETINGS CORPORATION

         The undersigned hereby acknowledges receipt of the Prospectus dated November 26, 2001 (the "Prospectus"), of American Greetings Corporation, an Ohio corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer") to exchange $260,000,000 of its 11.75% Senior Subordinated Notes due 2008 ("Exchange Notes") registered under the Securities Act of 1933 (the "Securities Act") for an identical principal amount of its 11.75% Senior Subordinated Notes due 2008 (the "Initial Notes"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Initial Notes held by you for the account of the undersigned.

         The principal amount of the Initial Notes held by you for the account of the undersigned is (fill in amount):

                  $ ________________ principal amount of Initial Notes.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] To TENDER the following principal amount of Initial Notes held by you for the account of the undersigned (insert amount of Initial Notes to be tendered, if any, in integral multiples of $1,000):


                  $_________________ principal amount of Initial Notes.

         [ ] NOT to TENDER any Initial Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized:

                  (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the

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        undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes or book-entry interests therein to be acquired by the undersigned (the "Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and 102(k) of the Pennsylvania Securities Act of 1972,
        Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters, (vi) the undersigned understands that a secondary resale transaction described in clause (v) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Initial Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Upon a request by the Company, a holder or beneficial owner will deliver to the Company a legal opinion confirming its representation made in clause (vii) above. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; provided, however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act;

    (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

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    (c) to take such other action as necessary under the Prospectus or the
Letter of Transmittal to effect the valid tender of such Initial Notes.


SIGN HERE

NAME OF BENEFICIAL OWNER(S):
                             ------------------------------------------------

                            By:
                                -----------------------------------------------
                            Name(s):
                                    -------------------------------------------
                            Title(s):
                                     ------------------------------------------

                            (PLEASE PRINT):

                            Address:
                                    -------------------------------------------
                            Telephone Number:
                                             ----------------------------------
                            Taxpayer Identification or Social Security Number:



                            Date:
                                 ---------------------------





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